Exhibit 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

In connection with the Annual Report of PC Mobile Media Corp., (the “Company”) on Form 10-K for the period ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul Conforte, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.

The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  December 28, 2016

/s/ Paul Conforte

Paul Conforte

Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer (principal executive officer and principal financial and accounting officer)

Dated: December 28, 2016